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                                                                    EXHIBIT 2.7

                              TERMINATION AGREEMENT

This TERMINATION AGREEMENT ("Agreement") effective this 31st day of January 2003, relates to an Acquisition Agreement dated April 8, 2002 by and among Jupiter Enterprises, Inc. ("JPTR"), The MingHe Group ("MingHe"), and Yin Mingshan ("Mingshan").

                                    RECITALS

WHEREAS, the parties were unable to complete the acquisition due to the inability to complete a financial audit of MingHe; and

WHEREAS, the parties desire to terminate in full the Acquisition Agreement dated April 8, 2002; and

WHEREAS, Mingshan is the sole shareholder of MingHe, which owns 50% of Beijing MingHe-Han S&T Co. ("MingHe-Han"), a joint venture with the Han Family Trust; and

WHEREAS, the parties desire to assign certain rights as described herein.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:


1.       TERM AND CONDITIONS.

         1.1 All shares of common stock of JPTR that were issued to Mingshan pursuant to the Acquisition Agreement (an aggregate of 30 million post-split shares) shall be cancelled and returned to treasury of JPTR.

         1.1      The parties hereto represent and acknowledge that:

                  a. The Acquisition Agreement is hereby terminated, and shall be unwound to the fullest extent possible and shall be deemed void in its entirety. Any shares of common stock of JPTR that may have been issued to MingHe or Mingshan pursuant to the Acquisition Agreement have been cancelled and returned to treasury of JPTR, and JPTR shall have no future obligation to issue any shares of common stock to MingHe or Mingshan.

                  b. Mingshan resigned as an officer and director of JPTR, effective as of December 31, 2002.

                  c. MingHe-Han is a 50/50 joint venture between the MingHe Group and the Han Family Trust.

                  d. MingHe-Han is indebted to Harper & Harper, Ltd. a Niue corporation ("H&H"), for a US$270,000.00 loan made to MingHe-Han
(the "Loan").

                  e. MingHe-Han has the exclusive right to acquire a controlling interest in Beijing Bluesky Kspan Steel Constitution Company Ltd. ("Bluesky"), which is owned 77% by Wu Zhenxing and 23% by H&H.


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                  f.       MingHe-Han hereby and forever assigns its exclusive
right to acquire the controlling interest in Bluesky to H&H in exchange for cancellation of the Loan by H&H.

                  g. JPTR shall issue 675,000 shares of its restricted common stock to H&H in exchange for the right to acquire the controlling interest in Bluesky.

         1.2. Except with respect to the obligations created by, acknowledged or arising out of this Agreement, the parties hereby for themselves and their respective legal successors, assigns, and affiliates, release and discharge each other and their own respective legal successors, assigns, and affiliates release and discharge each other and their own and the other's agents, employees and attorneys from any and all claims whether now known or unknown, which either now has, or at any time heretofore ever had, against the other, based upon or arising out of or in connection with the matters referenced in the Acquisition Agreement, or any other matter, cause, or anything whatsoever, from the beginning of the world to the date of this Agreement.

2. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by express mail courier to the addresses set forth on the signature pages hereto.

3. GOVERNING LAW AND JURISDICTION. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the Peoples' Republic of China, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the city of Beijing, China. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction of the aforesaid courts for the purpose of any such lawsuits, agrees to accept service of process by express mail courier, and hereby waives any jurisdictional or venue defenses otherwise available to it.

4. AGREEMENT BINDING ON SUCCESSORS. The provisions of the Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their legal representatives, administrators, successors, and heirs.

5. WAIVER. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

6. UNDERTAKING AND FURTHER ASSURANCES. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

7. INTERPRETATION AND FAIR CONSTRUCTION OF AGREEMENT. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

8. SEVERABILITY. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

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9.       MODIFICATION.  This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

10. COSTS AND ATTORNEYS' FEES. If any party hereto shall bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the court or arbiter may determine to be a reasonable attorney's fee.

11. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

13. EXPENSES. All costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

14. HEADINGS. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each signed this Agreement effective on the date first set forth above.

JUPITER ENTERPRISES, INC.

------------------------------
Michael J.A. Harrop, President


BEIJING MINGHE-HAN SCIENCE AND TECHNOLOGY CO., LTD.
(a/k/a Beijing MingHe Harper Science and Technology Co., Ltd.)

---------------------------
Yin Mingshan, Vice Chairman



THE MINGHE-GROUP


----------------------
Yin Mingshan, Chairman




HARPER & HARPER, a Niue corporation


By:
    ------------------------
    Christian Harper, sole officer, sole director, sole beneficial owner




HAN FAMILY TRUST

-----------------------
Alexander Chen, Trustee


YIN MINGSHAN


--------------------------
Yin Mingshan, individually



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